PREAMBLE



         Mylan Laboratories Inc. (the "Company") hereby establishes the Mylan Laboratories Inc. Executives' Retirement Savings Plan (the "Plan"), effective as of the date specified herein. The Company intends to establish and maintain the plan as an unfunded retirement plan for a select group of management or highly compensated employees.


         The purpose of the Plan is to permit designated executives of the Company to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make elective deferrals



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                                   ARTICLE ONE

                                   DEFINITIONS


         As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

         1.01 "Account" means amounts credited to a Participant under the Plan.

         1.02     "Allocation Date" means the last day of any Plan Year.

         1.03 "Beneficiary" means the person or persons designated by a Participant, or otherwise entitled, to receive any amount credited to his Account that remains undistributed at his death.

         1.04 "Board of Directors" or "Board" means the board of directors of the Mylan Laboratories Inc.

         1.05 "Company" means, Mylan Laboratories Inc. a Pennsylvania corporation, and such of its subsidiaries and affiliates as determined by the Board of Mylan Laboratories Inc. and any successors thereto.

         1.06 "Compensation" means the aggregate compensation paid to a Participant by the Company for a Plan Year, including salary, overtime pay, commissions, bonuses and all other items that constitute wages within the meaning of IRC ss.3401(a) or are required to be reported under IRC ss.6041(d), ss.6051(a)(3) or ss.6052. Compensation also includes Salary Reduction Accruals under this Plan and any elective deferrals under cash-or-deferred arrangements or cafeteria plans that are not includible in gross income by reason of IRC ss.125 or ss.402(a)(8), but does not include any other amounts contributed pursuant to, or received under, this Plan or any other plan of deferred compensation.

         1.07 "Effective Date" means April 1, 2000, or if later, the date on which the Board of Directors adopts this Plan.

         1.08 "Eligible Employee" means any officer of the Company who is determined by the Board to be eligible to participate.

         1.09 "Participant" means any Eligible Employee who satisfies the conditions for participation in the Plan set forth in Section 2.01.

         1.10 "Plan" means the Mylan Laboratories Inc. Executives' Retirement Savings Plan, as set forth herein and as from time to time amended.

         1.11 "Plan Administrator" means the person or committee appointed in accordance with Section 7.01 to administer the Plan.

         1.12 "Plan Year" means the accounting year of the Plan, which ends on March 31.

         1.13 "Salary Reduction Accrual" means an amount credited to the Account pursuant to a Salary Reduction Agreement.

         1.14 "Salary Reduction Agreement" means an agreement between a Participant and the Company, under which the Participant agrees to a reduction in his Compensation and the Company agrees to credit him with Salary Reduction Accruals under this Plan.

         1.15 "Termination of Employment" means a Participant's or former Participant's separation from the service of the Company (including all affiliates of the Company) by reason of his resignation, retirement, discharge or death.

         1.16 "Trust" or "Trust Fund" means any trust established to hold amounts set aside by the Company in accordance with Section 4.04.

         1.17 "Trustee" means the trustee of the applicable Trust or Trust Fund and any additional or successor trustees of such Trust Fund.

         1.18 "Valuation Date" means any Allocation Date and any other date as of which the value of Participants' Accounts is determined.



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                                   ARTICLE TWO

                            Participation in the Plan


         2.01 Commencement of Participation: An employee of the Company becomes a Participant on the date on which he satisfies both of the following conditions:

                  (a)      he is an Eligible Employee, and

                  (b) he has executed a valid Salary Reduction Agreement that is still in effect.


         2.02 Cessation of Participation: If a Participant ceases to satisfy either of the conditions set forth in Section 2.01, his participation in this Plan terminates immediately, except that his Account will continue to be held for his benefit and will be distributed to him in accordance with the provisions of Article Six. He may resume participation as of any date on which he again satisfies the conditions of Section 2.01.



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                                  ARTICLE THREE

                             Accounts Under the Plan


         3.01 Establishment of Accounts: Accounts are established under the Plan to record the liability of the Company to Participants. All Accounts are maintained on the books of the Company, and unless otherwise required because of the establishment of a separate Trust Fund, the Company is under no obligation to segregate any assets to provide for these liabilities.


         3.02 Valuation of Accounts: All Accounts are valued as of each Allocation Date and as of any other Valuation Date fixed by the Plan Administrator.


         3.03 Method of Valuing Account: The value of an Account as of any Valuation Date is equal to the fair market value of the Account as determined on the books and records of the Company or, if a Trust Fund is otherwise established, the fair market value of the Account's interest in the Trust Fund.



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                                  ARTICLE FOUR

                               Accrual of Benefits


         4.01 Type of Contribution: For any Plan Year, Salary Reduction Accruals are credited to each Participant to the extent specified in his Salary Reduction Agreement in effect for the Plan Year.

         4.02 Timing of Accruals: Salary Reduction Accruals are deemed to accrue on the date on which the Participant would otherwise have received the Compensation that he elected to defer.

         4.03     Salary Reduction Agreements:

         (a) Authorization of Salary Reduction Accruals: By executing a Salary Reduction Agreement with respect to a Plan Year, a Participant may elect to have Salary Reduction Accruals credited under the Plan on his behalf. The current salary and bonus of a Participant who executes a Salary Reduction Agreement are reduced by the amounts specified in his election, and an equal amount is accrued under the Plan in accordance with Section 4.01. A Salary Reduction Agreement may specify either a dollar amount or a percentage reduction and may specify whether the reduction is applied to regular salary, to bonus or to both. Salary Reduction Agreements may not be made with respect to Compensation other than salary and bonuses.

         (b) Timing of Salary Reduction Agreements: A Salary Reduction Agreement with respect to any Plan Year beginning after 2000 must be executed no later than the last day of the preceding Plan Year. A Salary Reduction Agreement for the Plan Year beginning during 2000 must be executed on or before the original date of execution of this Plan. No Salary Reduction Agreement may be amended or revoked after the last day on which it could have been executed, except that an agreement is automatically revoked if the Participant who executed it ceases to be eligible to participate in the Plan.

         4.04 Contributions to Trust Fund: The Company shall establish a Trust Fund and make contributions to it corresponding to any or all amounts accrued under Section 4.01. These contributions are credited with income, expense, gains and losses in accordance with the investment experience of the Trust Fund. The Plan Administrator may direct the Trustee to establish investment funds within the Trust Fund and to permit Participants to direct the allocation of their Account balances among these funds in accordance with rules prescribed by the Plan Administrator. The Plan Administrator may alter the available funds or the procedures for allocating Account balances among them at any time.



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         4.05 Status of the Trust Fund: Notwithstanding any other provision of this Plan, all assets of the Trust Fund remain the property of the Company and are subject to the claims of its creditors. No Participant has any priority claim on Trust assets or any security interest or other right in or to them superior to the rights of general creditors of the Company.

         4.06 Nonalienability: A Participant's rights under this Plan may not be voluntarily or involuntarily assigned or alienated. If a Participant attempts to assign his rights or enters into bankruptcy proceedings, his right to receive payments personally under the Plan will terminate, and the Plan Administrator may apply them in such manner as will, in its judgment, serve the best interests of the Participant.



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                                  ARTICLE FIVE

                          Distributions to Participants


         5.01 Election of Distribution Date and Manner of Distribution: Each Salary Reduction Agreement must specify when and in what form benefits accrued under the Plan while the agreement is in effect will be distributed to the Participant or his Beneficiary. A Participant may elect any date and form of distribution that is acceptable to the Plan Administrator. The Participant and the Plan Administrator may agree to change the time or manner of distribution specified in a Salary Reduction Agreement, but only with respect to benefits accrued after the date on which the change becomes effective.

         5.02 Type of Property to be Distributed: All distributions from the Plan to Participants and Beneficiaries are made in cash, unless the Plan Administrator determines that other property should be distributed.

         5.03 Manner of Distribution to Minors or Incompetents: If at any time any distributee is, in the judgment of the Plan Administrator, legally, physically or mentally incapable of receiving any distribution due to him, the distribution may, if the Plan Administrator so directs, be made to the guardian or legal representative of the distributee, or, if none exists, to any other person or institution that, in the Plan Administrator's judgment, will apply the distribution in the best interests of the intended distributee.

         5.04     Election of Beneficiary:

         (a) Designation or Change of Beneficiary by Participant: When an Eligible Employee qualifies for participation in the Plan, the Plan Administrator will send him a Beneficiary designation form, on which he may designate one or more Beneficiaries and successor Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Plan Administrator. The consent of the Participant's current Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminate, unless the Participant has specified otherwise.

         (b) Beneficiary if No Election is Made: Unless a different Beneficiary has been elected, the Beneficiary of any Participant who is lawfully married on the date of his death is his surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary is his estate.



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                                   ARTICLE SIX

                      AMENDMENT OR TERMINATION OF THE PLAN


         6.01 Company's Right to Amend Plan: The Board of Directors may, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment is binding upon all Participants and their Beneficiaries, the Trustee, the Plan Administrator and all other parties in interest.

         6.02 When Amendments Take Effect: A resolution amending or terminating the Plan becomes effective as of the date specified therein.

         6.03 Restriction on Retroactive Amendments: No amendment may be made that retroactively deprives a Participant of any benefit accrued before the date of the amendment.



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                                  ARTICLE SEVEN

                               PLAN ADMINISTRATION


         7.01 The Plan Administrator: The Plan is administered by the Company, which may appoint an individual or a committee to administer the Plan. Mr. Michael Goode, Corporate Director of Human Resources for the Company, is hereby appointed to administer the Plan to serve in such capacity until he either resigns or his successor is appointed by the Board of Directors.

         7.02 Powers of the Administrator: In carrying out its duties with respect to the general administration of the Plan, the Plan Administrator has, in addition to any other powers conferred by the Plan or by law, the following powers:

         (a) to determine all questions relating to eligibility to participate in the Plan;

         (b) to compute and certify to the Trustee the amount and kind of distributions payable to Participants and their Beneficiaries;

         (c) to maintain all records necessary for the administration of the Plan that are not maintained by the Company or the Trustee;

         (d) to interpret the provisions of the Plan and to make and publish such rules for the administration of the Plan as are not inconsistent with the terms thereof;

         (e) to establish and modify the method of accounting for the Plan or the Trust;

         (f) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

         (g) to perform any other acts necessary and proper for the administration of the Plan, except those that are to be performed by the Trustee.

         7.03     Indemnification:

         (a) Indemnification of Individuals Appointed by the Company: The Company agrees to indemnify and hold harmless any individual appointed to administer the Plan against any and all expenses and liabilities arising out of his action or failure to act in such capacity, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence. This right of indemnification is in addition to any other rights to which any such individual may be entitled.



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         (b)      Liabilities for Which Members of the Committee are
                  Indemnified: Liabilities and expenses against any individual appointed to administer the Plan is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

         (c) Company's Right to Settle Claims: The Company may, at its own expense, settle any claim asserted or proceeding brought against any individual appointed to administer the Plan when such settlement appears to be in the best interests of the Company.

         7.04 Claims Procedure: If a dispute arises between the Plan Administrator and a Participant or Beneficiary over the amount of benefits payable under the Plan, the Participant or Beneficiary may file a claim for benefits by notifying the Plan Administrator in writing of his claim. The Plan Administrator will review and adjudicate the claim. If the claimant and the Administrator are unable to reach a mutually satisfactory resolution of the dispute, it will be submitted to arbitration under the rules of the American Arbitration Association. Each Participant, for himself, his Beneficiaries, his heirs, successors and assigns, agrees, by the execution of a Salary Reduction Agreement, that arbitration will be the sole means of resolving disputes arising under the Plan and waives any right, at law or equity, to litigate any such dispute in a court of law.

         The costs of arbitration, including the costs of the arbitrator, shall be borne equally by the parties, except that each such party shall bear the costs of its own legal representation including attorney's fees and expenses and the costs of witnesses.

         7.05 Expenses of the Administrator: The Administrator shall serve without compensation for services as such. All expenses shall be paid by the Company.



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                                  ARTICLE EIGHT

                                  MISCELLANEOUS


         8.01 Plan Not a Contract of Employment: The adoption and maintenance of the Plan does not constitute a contract between the Company and any Participant and is not a consideration for the employment of any person. Nothing herein contained gives any Participant the right to be retained in the employ of the Company or derogates from the right of the Company to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the Plan.

         8.02 No Rights Under Plan Except as Set Forth Herein: Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association, or corporation, other than the parties hereto and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this Plan, by or on behalf of any party, are for the sole and exclusive benefit of the parties hereto.

         8.03     "Rules of Construction"

         (a) Governing Law: The construction and operation of this Plan are governed by the laws of the Commonwealth of Pennsylvania except as such laws are preempted by the Employee Retirement Income Security Act of 1974, as amended.

         (b) Headings: The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

         (c) Gender: Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

         (d) Singular and Plural: Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

         (e) Severability: If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.




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         IN WITNESS WHEREOF, Mylan Laboratories Inc. has caused these presents to be executed by its duly authorized officer and its corporate seal to be hereunto affixed by authority of its Board of Directors this ______ day of 2000.


                                            MYLAN LABORATORIES INC.

Corporate Seal

                                            By _______________________________



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                                CONSENT TO SERVE



I, Michael Goode, in my capacity as Corporate Director of Human Resources for Mylan Laboratories Inc., hereby agree to serve as the Plan Administrator of the Mylan Laboratories Inc. Employees' Retirement Savings Plan.




Dated:  -------------------



---------------------------              -----------------------------------
Witness                                              Michael Goode



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                             MYLAN LABORATORIES INC.

                       EXECUTIVES' RETIREMENT SAVINGS PLAN



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                                    MYLAN LABORATORIES INC.
                       EXECUTIVES' RETIREMENT SAVINGS PLAN

                                Table of Contents



      Article                                                         Page

                           Preamble                                     1

         1                 Definitions                                  2

         2                 Participation in Plan                        4

         3                 Accounts Under the Plan                      5

         4                 Accrual of Benefits                          6

         5                 Distributions to Participants                8

         6                 Amendment or Termination of the plan         9

         7                 Plan Administration                         10

         8                 Miscellaneous                               12

                           Execution                                   13




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